Exhibit 99.1

NexPoint Residential Trust, Inc. to Begin Trading on New York Stock Exchange as Independent Company

Dallas, Texas, March 31, 2015 – NexPoint Residential Trust, Inc. (NYSE: NXRT) (“NXRT” or the “Company”) announced today the successful completion of its spin-off from NexPoint Credit Strategies Fund (NYSE: NHF) (“NHF”). The Company will begin “regular way” trading as an independent public company on the New York Stock Exchange under the ticker symbol “NXRT,” starting tomorrow, April 1, 2015.

NXRT is a real estate investment trust (“REIT”) that will focus on directly or indirectly acquiring, owning, operating and selectively developing well-located Class A and B multifamily properties with “value-add” potential in large cities and suburban submarkets of large cities. NXRT’s initial portfolio consists of 38 multifamily properties primarily located in the Southeastern United States and Texas. NXRT is externally advised by NexPoint Real Estate Advisors, L.P., an affiliate of Highland Capital Management, L.P., a leading global alternative asset manager and an SEC-registered investment adviser which, together with its affiliates, has approximately $20.2 billion in assets under management as of January 31, 2015. NexPoint Real Estate Advisors, L.P. will conduct substantially all of NXRT’s operations and manage NXRT’s real estate investments. The members of the management team of NexPoint Real Estate Advisors, L.P. are James Dondero, Brian Mitts, Matt McGraner, Matthew Goetz and Scott Ellington. The management team has significant experience across real estate investing, private lending, and private equity.

“We believe the spin-off of NXRT will allow us to replicate and build upon NHF’s tremendous success over the past several years by continuing to develop and optimize our real estate portfolio as a standalone company,” said Brian Mitts, Chairman of the Board of Directors and Chief Financial Officer, Executive VP-Finance and Treasurer of NXRT and Chief Operating Officer of NexPoint Advisors, the adviser to NHF. “Our experienced and dedicated real estate team continues to see attractive investments in multifamily properties and we’re looking forward to NXRT’s potential.”

NHF completed the spin-off through a pro-rata taxable distribution of NXRT common stock to NHF shareholders of record as of the close of business on March 23, 2015 (the “Record Date”). NHF shareholders received one share of NXRT common stock for every three NHF common shares held on the Record Date. There are approximately 21.3 million shares of NXRT common stock outstanding after the spin-off. The distribution of these shares was made in book-entry form, which means that no physical stock certificates were issued.

Prior to the spin-off, NHF and NXRT entered into a separation and distribution agreement and various other agreements related to the spin-off, as described in NXRT’s information statement filed with the SEC and available on NXRT’s website. Please visit NXRT’s website at http://www.NexPointLiving.com under the Investor Relations section for additional information regarding the spin-off.

About NexPoint Residential Trust

NexPoint Residential Trust will be a publicly traded REIT, with its shares listed on the New York Stock Exchange under the symbol “NXRT,” primarily focused on directly or indirectly acquiring, owning, operating and selectively developing well-located Class A and B multifamily properties with “value-add” potential in large cities and suburban submarkets of large cities, primarily in the Southeastern United States and Texas. NXRT is externally advised by NexPoint Real Estate Advisors, L.P., an affiliate of Highland Capital Management, L.P., a leading global alternative asset manager and an SEC-registered investment adviser. More information about NXRT is available at http://www.NexPointLiving.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as “will” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding the trading of NXRT’s common stock and the operation of NXRT following the spin-off. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement.

Readers should not place undue reliance on any forward-looking statements and are encouraged to review NXRT’s final information statement and NXRT’s Form 10 registration statement, filed with the SEC, for a more complete discussion of the risks and other factors that could affect any forward-looking statements. Except as required by the federal securities laws, NXRT does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release, except as required by law.

Contacts

Highland Capital Management, L.P.

Investor Relations:

Brian Mitts, 972-419-2556

BMitts@highlandfunds.com

or

Public Relations:

Daniel Martin, 972-419-6293

DMartin@highlandcapital.com